UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2007

PURE CYCLE CORPORATION

(Exact name of registrant as specified in its charter)

0-8814	Delaware	84-0705083
Commission file number	(State of incorporation)	(I.R.S. Employer Identification No.)

8451 Delaware Street, Thornton, CO  80260
(Address of principal executive office)        (Zip Code)

(303) 292-3456
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 3.02             UNREGISTERED SALES OR EQUITY SECURITIES

The Company entered into the Comprehensive Amendment Agreement No. 1 dated April 11, 1996 (the “CAA”), pursuant to which the investors in the CAA hold rights to participate in the proceeds from the sale or other disposition of the Company’s Export Water.  As of August 31, 2007, third party CAA investors held rights to receive approximately $8.6 million in proceeds received by the Company from the sale or other disposition of Export Water in various priorities. The Company has reached an agreement in principle with certain of the investors to repurchase approximately $4.7 million of CAA interests in exchange for the issuance of 211,228 shares of restricted Pure Cycle common stock. A form of the Purchase and Sale Agreement is included as Exhibit 10.1 to this Form 8-K. These shares were issued in reliance of Section 4(2) of the Securities Exchange Act of 1933, as amended, as transactions not involving a public offering.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 - Form of Purchase and Sale Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 3, 2007

PURE CYCLE CORPORATION

By:	/s/ Mark W. Harding
Mark W. Harding,
President and Chief Financial Officer